Exhibit 10.1

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (this “Assumption Agreement”) dated as of April 15, 2013 is between Arris Group, Inc., a Delaware corporation (which will be renamed Arris Enterprises, Inc.) (“Arris”), and Arris Enterprises I, Inc., a Delaware corporation and a wholly-owned subsidiary of Arris (which will be renamed Arris Group, Inc.) (“Arris HoldCo”). All capitalized terms used in this Assumption Agreement and not defined herein have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of April 15, 2013 (the “Merger Agreement”), by and among Arris, Arris HoldCo and Arris Enterprises II, Inc., a Delaware corporation and a wholly-owned subsidiary of Arris HoldCo (“Merger Sub”).

RECITALS

WHEREAS, pursuant to the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into Arris, with Arris continuing as the surviving corporation, each outstanding share of Arris Common Stock will be converted into one share of Arris HoldCo Common Stock and each outstanding share of Arris HoldCo Common Stock held by Arris will be cancelled (the “Reorganization”); and

WHEREAS, in connection with the Reorganization, Arris will transfer to Arris HoldCo, and Arris HoldCo will assume, sponsorship of Arris’ stock plans listed in Exhibit A (the “Equity Plans”), employee benefit plans listed in Exhibit B (the “Plans”) and employment agreements listed in Exhibit C (the “Agreements”), all upon the terms and subject to the conditions set forth in this Assumption Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Arris and Arris HoldCo hereby agree as follows:

I.

ASSUMPTION OF EQUITY PLANS

1. Subject to and as of the Effective Time, Arris HoldCo assumes and will perform, from and after the Effective Time, all of the obligations of Arris pursuant to the Equity Plans.

2. Subject to and as of the Effective Time, Arris HoldCo assumes each option to purchase or right to acquire or vest in Arris Common Stock issued under the Equity Plans or granted by Arris outside of the Equity Plans that is outstanding and unexercised, unvested and not yet paid or payable immediately prior to the Effective Time, which shall be converted into an option to purchase or right to acquire or vest in, on otherwise the same terms and conditions as were applicable under the respective Equity Plan or the underlying equity award agreement (as modified herein), that number of shares of Arris HoldCo Common Stock equal to the number of shares of Arris Common Stock subject to such option to purchase or right to acquire or vest in Arris Common Stock (the “Arris Awards”), at, for stock options, an exercise price per share equal to the exercise price per share for such Arris stock option immediately prior to the Effective Time.

3. Arris HoldCo and Arris agree to (i) prepare and execute all amendments to the Equity Plans, the Arris Awards, and other documents necessary to effectuate Arris HoldCo’s assumption of the Equity Plans and the outstanding Arris Awards, (ii) provide notice of the assumption to holders of such Arris Awards, and (iii) submit any required filings with the Securities and Exchange Commission in connection with same.

4. On or prior to the Effective Time, Arris HoldCo shall reserve sufficient shares of Arris HoldCo Common Stock to provide for the issuance of Arris HoldCo Common Stock to satisfy Arris HoldCo’s obligations under the Merger Agreement, including without limitation the Equity Plans and Arris Awards.

II.

ASSUMPTION OF EMPLOYEE BENEFIT PLANS

1. As of and subject to the Effective Time, Arris transfers, and Arris HoldCo assumes and accepts, sponsorship of all of the Plans, along with any agreements, rights, duties, assets and liabilities associated with such Plans, to the extent such Plans were previously sponsored or maintained by Arris, such that Arris will no longer sponsor any of such Plans after the Effective Time.

2. As of and subject to the Effective Time, Arris transfers, and Arris HoldCo assumes and accepts, subject to written authorization from the applicable trusts and/or trustees for which written consent is required, all trusts and related trust agreements and other funding vehicles maintained by Arris in connection with such Plans, and Arris and Arris HoldCo agree to take all necessary actions to effect such transfers.

3. As of and subject to the Effective Time, Arris transfers, and Arris HoldCo assumes and accepts, subject to written authorization from the applicable service providers for which written consent is required, all contracts, agreements and arrangements with service providers and vendors who provide services to the Plans, and Arris and Arris HoldCo agree to take all necessary actions to effect such transfers.

4. As of and subject to the Effective Time, (i) Arris HoldCo will be a participating employer in such Plans and all of Arris HoldCo’s employees, to the extent otherwise eligible, shall be eligible to participate in such Plans by taking into account any service such employees were credited previously by Arris for purposes of such Plans, (ii) Arris and all of Arris’ employees, to the extent otherwise eligible, shall be eligible to participate in such Plans notwithstanding the transfer of sponsorship of such Plans from Arris to Arris HoldCo, and (iii) all other affiliates of Arris which are participating employers in such Plans and their employees to the extent otherwise eligible, shall continue to participate in such Plans.

5. Arris HoldCo and Arris agree to (i) prepare and execute all amendments to the Plans and other documents necessary to effectuate Arris HoldCo’s assumption of sponsorship of such Plans and, subject to written authorization from the applicable trusts and/or trustees for which written consent is required, the related trusts, trust agreements and funding vehicles and Arris HoldCo’s and Arris’s participation in such Plans as participating employers for their respective eligible employees and (ii) provide notice to affected participants, vendors and other persons.

III.

ASSUMPTION OF EMPLOYMENT AGREEMENTS

Subject to and as of the Effective Time, Arris assigns, and Arris HoldCo assumes, all of the Agreements along with any rights, duties, and liabilities associated with such Agreements, entered into by Arris prior to the Effective Time, contingent upon the applicable employee’s consent to the extent required under the applicable Agreement.

IV.

MISCELLANEOUS

Each of Arris HoldCo and Arris will, from time to time and at all times hereafter, upon every reasonable request to do so by the other party hereto, make, do, execute and deliver, or cause to be made, done, executed and delivered, all such further acts, deeds, assurances and things as may be reasonably required or necessary in order to further implement and carry out the intent and purpose of this Assumption Agreement.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, Arris HoldCo and Arris have caused this instrument to be duly executed as of and on the date first above written, to be effective as of the Effective Time.

ARRIS ENTERPRISES I, INC.

By:	/s/ Dave Potts
Name: Dave Potts
Title: Executive Vice President and Chief Financial Officer

ARRIS GROUP, INC.

By:	/s/ Dave Potts
Name: Dave Potts
Title: Executive Vice President and Chief Financial Officer

Exhibit A

Equity Plans

2011 Stock Incentive Plan (“2011 SIP”)

Sub-Plan: Arris Group, Inc. Israeli Sub Plan to the 2011 SIP

2008 Stock Incentive Plan (“2008 SIP”)

2007 Stock Incentive Plan (“2007 SIP”)

2004 Stock Incentive Plan (“2004 SIP”)

Arris Group, Inc. Amended and Restated Employee Stock Purchase Plan

Sub-Plan: 2012 Israeli Sub Plan to the Employee Stock Purchase Plan

Arris Group, Inc. 2012 Cash-Settled Phantom Stock Award

Exhibit B

Plans

Arris Group, Inc. Employee Savings Plan

Arris Group, Inc. Pension Plan

Arris Group, Inc. Supplemental Retirement Benefits Plan

Trust under the Arris Group, Inc. Supplemental Retirement Benefits Plan

Arris Group, Inc. Supplemental Executive Retirement Plan

Trust under the Arris Group, Inc. Supplemental Executive Retirement Plan

Robert Stanzione Supplemental Executive Retirement Plan

Trust under the Robert Stanzione Supplemental Executive Retirement Plan

Arris Group, Inc. Opt Plan

Trust under the Arris Group, Inc. Opt Plan

Arris Group, Inc. 125 Benefit and Pretax Care Plan

Arris Group, Inc. Group Life and Supplemental Life Plan

Arris Group, Inc. Severance Benefits Plan

Arris Group, Inc. Group Long-Term Disability Plan

Arris Group, Inc. Short-Term Disability Salary Continuation Plan

Arris Group, Inc. Group Business Travel Accident Insurance

Exhibit C

Agreements

Employment Agreements with:

John Caezza

Ronald M. Coppock

Bryant K. Isaacs

Lawrence Margolis

Bruce McClelland

David B. Potts

Robert Puccini

Robert Stanzione